Exhibit 10.1

FORM OF TAX PROTECTION WAIVER

October 22, 2015

Landmark Apartment Trust, Inc.

Landmark Apartment Trust Holdings, LP

c/o Landmark Apartment Trust, Inc.

4901 Dickens Road, Suite 101

Richmond, Virginia 23230

Attention: Stanley J. Olander, Jr., CEO

RE:	Waiver and Termination of Tax Protection Agreements

Dear Mr. Olander:

Reference is hereby made to the Tax Protection Agreements listed on Exhibit A hereto (as such agreements have been amended, supplemented or modified from time to time, the “Tax Protection Agreements”), by and among Landmark Apartment Trust, Inc., a Maryland corporation (the “Company”), Landmark Apartment Trust Holdings, LP, a Virginia limited partnership (the “Operating Partnership”), and the beneficiaries of the Tax Protection Agreements (the “Protected Partners”).

Pursuant to the Tax Protection Agreements, the Company and the Operating Partnership have agreed, during the “Tax Protection Periods” (as defined in Tax Protection Agreements), among other things, (i) not to dispose of certain assets that would result in the Protected Partners recognizing certain taxable gains, and (ii) to maintain certain indebtedness so that the Protected Partners are allocated “Minimum Liability Amounts” (as defined in each Tax Protection Agreement) for tax purposes.

The Tax Protection Agreements are for the benefit of the Protected Partners, which include the contributors of certain assets to the Operating Partnership as well as persons who acquire common limited partnership units in the Operating Partnership (the “Units”) from Protected Partners in certain tax-deferred transactions. Since the Tax Protection Agreements were originally executed, some of the Units have been transferred to transferees who have become Protected Partners under the Tax Protection Agreements. Exhibit B lists the Protected Partners under the Tax Protection Agreements, and each of those Protected Partners is executing this letter agreement.

Each of the undersigned hereby acknowledges and agrees that the Board of Directors of the Company is considering a taxable sale of the Company and the Operating Partnership (the “Sale Transaction”). The Sale Transaction contemplates the acquisition by the buyer of the Company’s and the Operating Partnership’s equity interests, likely in the form of one or more mergers. A summary of the terms of the Sale Transaction is attached as Exhibit C. The Sale Transaction will trigger payment and other obligations by the Company and the Operating Partnership to the Protected Partners under the Tax Protection Agreements. In connection with the Sale Transaction, this letter agreement is being delivered to you by each of the undersigned.

Landmark Apartment Trust, Inc.

Landmark Apartment Trust Holdings, LP

October 22, 2015

Effective as of the date first written above, each of the undersigned Protected Partners hereby acknowledges and agrees as follows:

1.	Each of the Protected Partners executing this letter agreement represents and warrants that it has not assigned, transferred or conveyed its Units to any person who is not listed on Exhibit B. Each Protected Partner agrees, jointly and severally, to indemnify and hold harmless the Company and the Operating Partnership with respect to any claims from a Protected Partner who is not listed on Exhibit B.

2.	Effective immediately prior to the closing, if any, of the transactions contemplated by, and as shall be defined in, a definitive agreement, if any, with respect to the Sale Transaction, each of the undersigned hereby (i) irrevocably waives any obligations of the Company and the Operating Partnership under the Tax Protection Agreements, including, without limitation, any obligation to make a damage payment in connection with the Sale Transaction or otherwise, and (ii) acknowledges and agrees that the Tax Protection Agreements, including any and all obligations thereunder, shall automatically terminate and be of no further force or effect, and neither the Company nor the Operating Partnership shall have any further obligations with respect thereto.

Please confirm your agreement with the foregoing by signing in the space indicated below.

[SIGNATURE PAGES FOLLOW]

Sincerely,

[PROTECTED PARTNER]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED

AS OF OCTOBER 22, 2015:

LANDMARK APARTMENT TRUST, INC.

By:
Name:
Title:

LANDMARK APARTMENT TRUST HOLDINGS, LP

By: Landmark Apartment Trust, Inc., its general partner

By:
Name:
Title:

Exhibit A

Tax Protection Agreements

Exhibit B

Protected Partners

Exhibit C

Summary of Sale Transaction

The Sale Transaction is a taxable sale of the Company and Operating Partnership in a cash transaction at a net price to all common shareholders of the Company and all Unit holders of the Operating Partnership of at least $8.00 per common share and Unit.